===================================================================

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549
                             --------------


                                FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) May 15, 1996
                                                      ------------



                        SOUTHWESTERN ENERGY COMPANY
           (Exact name of registrant as specified in its charter)



               Arkansas             1 - 8246         71-0205415
      (State of incorporation     (Commission      (I.R.S. Employer
         or organization)          File Number)    Identification No.)


     1083 Sain Street, P.O. Box 1408, Fayetteville, Arkansas 72702-1408
       (Address of principal executive offices, including zip code)


                             (501) 521-1141
           (Registrant's telephone number, including area code)


                                 No Change
     (Former name, former address and former fiscal year; if changed since last report)

===================================================================

Item 5.

Other Events

         On May 15, 1996, a lawsuit was filed in state court in Franklin County, Arkansas, against the Registrant, its utility subsidiary, Arkansas Western Gas Company, and its exploration and production subsidiary, SEECO, Inc., alleging the underpayment of "millions of dollars" of overriding royalties by the Registrant and its subsidiaries. The complaint alleges that, pursuant to assignments of oil and gas leases between the Registrant's predecessor and the plaintiff's corporate predecessor, dated December 12, 1939 and November 24, 1943, the plaintiff is entitled to the payment of additional overriding royalties arising from oil and gas leases. The plaintiff's claim is based in part upon the contention that it is entitled to overriding royalties on the original leases assigned in 1939, even though (1) the leases were not specifically identified in that assignment, (2) the leases expired by their terms, and (3) some of the lands are now leased by other parties. The plaintiff also claims that the overriding royalties burden subsequent leases entered into at different times under a variety of different circumstances. In this respect, the Registrant believes that the plaintiff's claim is inconsistent with the position taken by its predecessors for more than fifty years. The plaintiff further alleges the underpayment of overriding royalties arising from contractual arrangements for the purchase and sale of natural gas between affiliated subsidiaries of the Registrant dating back to 1978. The claims include breach of the 1939 and 1943 assignments, breach of implied covenants in the underlying oil and gas leases, violation of statutory duties regarding the method and timing of paying royalties, and misrepresentation, as well as equitable claims for relief that do not involve the payment of money damages. The Registrant filed an answer on June 6, 1996, denying the material allegations of the complaint and raising a number of affirmative defenses. The Registrant believes that the complaint is substantially without merit and anticipates vigorously contesting the allegations. At this time, the parties have not engaged in any formal discovery, no other pleadings have been filed by any of the parties, and no trial date has been set.
         On May 24, 1996, a purported class action suit was filed against the Registrant, its utility subsidiary, Arkansas Western Gas Company, and its exploration and production subsidiary, SEECO, Inc., in state court in Sebastian County, Arkansas. In reliance on legal advice from an attorney who had previously represented the plaintiff in the earlier discussed lawsuit, and whose services were terminated by that plaintiff on May 16, 1996, the individual royalty owners authorized the filing of the complaint ("the royalty owner complaint") in their own behalf and on behalf of other similarly situated royalty owners. In the royalty owner complaint, the individual plaintiffs allege that the Registrant and its subsidiaries have breached implied covenants in certain oil and gas leases, violated statutory duties regarding the method and timing of paying royalties, misrepresented or failed to disclose material facts to royalty owners concerning gas purchase contracts between the Registrant's affiliates, and failed to fulfill other alleged common law duties to the plaintiffs. The individual plaintiffs seek damages on behalf of more than 3,500 royalty owners, which damages are estimated by the individual plaintiffs to be in excess of $58 million dollars in the aggregate. The individual royalty owners also seek an unspecified amount of punitive damages. The Registrant believes that the claims made by the royalty owners aresubstantially without merit and anticipates vigorously contesting these claims.
         While there can be no assurance as to the ultimate resolution of the matters described above, management does not believe that the Registrant's ultimate liability, if any, will be material to its consolidated financial position or results of operations.






                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 SOUTHWESTERN ENERGY COMPANY
                                                 ---------------------------
                                                          (Registrant)


DATE: July 2, 1996                         BY:        /s/ GREG D. KERLEY
     --------------                               ------------------------
                                                        Greg D. Kerley
                                                Vice President -- Treasurer and
                                                           Secretary